UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2011

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 1, 2011, the Board of Directors of ACL Semiconductors, Inc. (the “Company”) elected one new member, Mr. Hung Ming Joseph Chu to serve on the Company’s Board of Directors. The Company’s Board of Directors has determined that Mr. Chu qualifies as an independent director under the standards for director independence contained in the Nasdaq Marketplaces Rule 5605(a)(2) that the Company has adopted.

Dr. Hung Ming Joseph Chu, 55, is Vice President of Global Business Development at Sydaap Technologies Pvt. Ltd. Previously, from 2008, Mr. Chu was Vice President for Mirics Semiconductor, a developer of silicon and software solutions for analog and digital broadcast reception. From 2005 to 2008, Mr. Chu was Vice President and Director of Business Development at Parlex Corp. [NASDAQ: PRLX] now a subsidiary of Johnson Electric. Mr. Chu has over 25 years of experience in the communication and semiconductor industry, with 18 of those years spent focusing on business development and marketing activities in Asia. Mr. Chu earned a BSc in systems engineering from King’s College of the University of London and is a member of the Chartered Management Institute (formerly known as British Institute of Management).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.
Dated: January 5, 2011

	By:	/s/ Kenneth Lap Yin Chan
Name: Kenneth Lap Yin Chan
Title: Chief Operating Officer